Exhibit 10.1

consulting AGREEMENT

This CONSULTING AGREEMENT (this “Agreement”) is made as of January 13, 2023, by and between ProFrac Holdings II, LLC, a Texas limited liability company (the “Company”), and Coy Randle (“Consultant”).

WHEREAS, the Consultant currently serves as Chief Operating Officer of the Company (the “Chief Operating Officer”);

WHEREAS, the Consultant is being promoted to become a member of the board of directors of the Company’s publicly-traded parent company (the “Board Role”) effective as of January 13, 2023 and, in connection therewith, is transitioning away from his role as Chief Operating Officer effective as of January 12, 2023 (the “Separation Date”); and

WHEREAS, in addition to his Board Role, the Company and Consultant desire that Consultant provide certain consulting services to the Company after the Separation Date, as described in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto, and to support a valid release of claims as described herein, each intending to be legally bound, do hereby agree as follows:

1.
Last Day of Employment. Consultant’s last day of employment with the Company or any affiliate thereof shall be the Separation Date. As of the Separation Date, Consultant agrees that all of his employment duties and responsibilities for and on behalf of the Company or any affiliate thereof shall end except as explicitly stated herein.
2.
Consulting Relationship. After the Separation Date and during the term of this Agreement, Consultant will provide consulting services to the Company as described on Exhibit A hereto (the “Services”). Consultant shall perform the Services consistent with his skills, training and experience and in accordance with generally accepted industry standards.
3.
Fees. As consideration for the Services to be provided by Consultant and other obligations, including Consultant’s waiver and release of claims set forth in Exhibit D attached hereto and incorporated herein by reference, the Company shall pay to Consultant the amounts specified in Exhibit B hereto at the times specified therein. Consultant agrees that in addition to consideration for the Services to be provided by Consultant and the Board Role, such fees constitute valid consideration in exchange for Consultant’s general release of claims as set forth in Exhibit D to which Consultant would not otherwise be entitled to receive.
4.
Expenses. Consultant shall not be authorized to incur on behalf of the Company any expenses and will be responsible for all expenses incurred while performing the Services unless otherwise agreed to by the Company’s Executive Chairman, which consent shall be evidenced in writing for any expenses in excess of $250. As a condition to receipt of reimbursement, Consultant shall be required to submit to the Company reasonable evidence that the amount involved was both reasonable and necessary to the Services provided under this Agreement. The expense report should be submitted with the Chief Financial Officer within 30 days from the date of the expense.

5.
Term and Termination. Consultant shall serve as a consultant to the Company for a period commencing immediately after the Separation Date. The Agreement term is one (1) year, provided that this Agreement shall automatically renew for one (1) additional year unless either party notifies the other in writing at least sixty (60) days prior to the initial one year termination date.

Notwithstanding the above, either party may terminate this Agreement at any time upon fourteen (14) days’ written notice; provided, that the termination of this Agreement for any reason shall not terminate or in any way affect Consultant’s covenants and obligations as set forth in Exhibit C hereof. In the event of such termination, Consultant shall be paid for any portion of the Services that have been performed prior to the termination.

6.
Independent Contractor. Consultant’s relationship with the Company will be that of an independent contractor and not that of a co-venturer, agent, representative, or an employee of the Company, and no act, action or omission to act of Consultant shall in any way be binding upon or obligate the Company. No change in Consultant’s duties as a consultant of the Company or in connection with the Board Role shall result in, or be deemed to be, a modification of the terms of this Agreement. Consultant shall not be treated as an employee for Federal tax purposes. Consultant hereby represents and warrants to the Company that Consultant is an independent contractor for Federal, state and local tax purposes. Further, Consultant hereby covenants and agrees to pay any and all Federal, state and local taxes required by law to be paid by an independent contractor, including, without limitation, any taxes imposed by the Self Employment Contribution Act, any state worker’s compensation insurance coverage requirements and any U.S. immigration visa requirements.
7.
Method of Provision of Services. Consultant shall be solely responsible for determining the method, details and means of performing the Services.
(a)
No Authority to Bind Company. Consultant acknowledges and agrees that Consultant has no authority hereunder to enter into contracts that bind the Company or create obligations on the part of the Company without the prior written authorization of the Company.
(b)
No Benefits. Consultant acknowledges and agrees that Consultant shall not be eligible hereunder for any Company employee benefits.
(c)
Withholding; Indemnification. Consultant shall have full responsibility for applicable taxes for all compensation paid to Consultant under this Agreement, and for compliance with all applicable labor and employment requirements with respect to Consultant’s self-employment, sole proprietorship or other form of business organization. Consultant agrees to indemnify, defend and hold the Company harmless from any liability for, or assessment of, any claims or penalties with respect to (i) such withholding taxes, labor or employment requirements, including any liability for, or assessment of, withholding taxes imposed on the Company by the relevant taxing authorities with respect to any compensation paid to Consultant hereunder; and (ii) Consultant’s gross negligence or willful misconduct in connection with any action or inaction taken with respect to the Services.

8.
Supervision of Consultant’s Services. All of the services to be performed by Consultant, including but not limited to the Services, will be as agreed between Consultant and the Company’s Executive Chairman. Consultant will be required to report to the Executive Chairman concerning the Services performed under this Agreement. The nature and frequency of these reports will be left to the discretion of the Executive Chairman. The manner and means used by the Consultant to perform the Services desired by the Company are in the sole discretion and control of the Consultant. At their own expense, the Parties shall comply with all applicable laws and orders regarding their respective activities related to this Agreement.
9.
Consulting or Other Services for Competitors. Consultant represents and warrants that Consultant does not presently perform or intend to perform, during the term of the Agreement, consulting or other services for, or engage in or intend to engage in an employment relationship with, companies whose businesses or proposed businesses involve products or services which would be directly competitive with the Company’s products or services in the areas in which Company is doing business. If, however, Consultant decides to do so, Consultant agrees that, in advance of accepting such work, Consultant will promptly notify the Company in writing, specifying the organization with which Consultant proposes to consult, provide services, or become employed by and to provide information sufficient to allow the Company to determine if such work would conflict with the terms of this Agreement, including the terms of the Confidentiality and Invention Assignment Agreement (described below), the interests of the Company or further services which the Company might request of Consultant. If the Company determines that such work conflicts with the terms of this Agreement, the Company reserves the right to terminate this Agreement immediately. In no event shall any of the Services be performed for the Company at the facilities of a third party or using the resources of a third party.
10.
Confidential Information and Invention Assignment Agreement. Consultant shall sign, or has signed, a Confidentiality and Invention Assignment Agreement in the form set forth as Exhibit C hereto, on or before the date Consultant begins providing the Services.
11.
Conflicts with this Agreement. Consultant represents and warrants that Consultant is not under any pre-existing obligation in conflict or in any way inconsistent with the provisions of this Agreement. Consultant represents and warrants that Consultant’s performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by Consultant in confidence or in trust prior to commencement of this Agreement. Consultant warrants that Consultant has the right to disclose and/or or use all ideas, processes, techniques and other information, if any, which Consultant has gained from third parties, and which Consultant discloses to the Company or uses in the course of performance of this Agreement, without liability to such third parties. Notwithstanding the foregoing, Consultant agrees that Consultant shall not bundle with or incorporate into any deliveries provided to the Company herewith any third party products, ideas, processes, or other techniques, without the express, written prior approval of the Company. Consultant represents and warrants that Consultant has not granted and will not grant any rights or licenses to any intellectual property or technology that would conflict with Consultant’s obligations under this Agreement. Consultant will not knowingly infringe upon any copyright, patent, trade secret or other property right of any former client, employer or third party in the performance of the Services.

12.
Miscellaneous.
(a)
Governing Law. The validity, interpretation, construction and performance of this Agreement, and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the state of Texas, without giving effect to principles of conflicts of law. Any party bringing a legal action or proceeding against any other Party arising out of or relating to this Agreement shall bring the legal action or proceeding in the state or federal courts of Texas, and each Party hereby consents to the jurisdiction and venue of such courts.
(b)
Entire Agreement. The recitals hereto are hereby incorporated herein by this reference. This Agreement, together with the exhibits hereto, sets forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes all prior or contemporaneous discussions, understandings and agreements, whether oral or written, between them relating to the subject matter hereof.
(c)
Amendments and Waivers. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance.
(d)
Successors and Assigns. Except as otherwise provided in this Agreement, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives. The Company may assign any of its rights and obligations under this Agreement. No other party to this Agreement may assign, whether voluntarily or by operation of law, any of its rights and obligations under this Agreement, except with the prior written consent of the Company.
(e)
Notices. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficient when delivered personally or by overnight courier or sent by email, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page, as subsequently modified by written notice, or if no address is specified on the signature page, at the most recent address set forth in the Company’s books and records.
(f)
Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.
(g)
Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this

Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.
(h)
Counterparts. This Agreement may be executed in any number of counterparts, either manually or electronically, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same agreement.
(i)
Survival. It is understood and agreed that, with the exception of obligations set forth or confirmed in this Agreement, the General Release of Claims set forth under Exhibit D is intended and shall be deemed to be a full and complete release of any and all claims that the Releasing Parties (as defined under the General Release of Claims) may or might have against the Company Releasees (as defined under the General Release of Claims) arising out of any occurrence on or before the expiration of the 7-day revocation period as set forth in the General Release of Claims (the “Release Effective Date”) which is intended to cover and does cover any and all future damages not now known to the Releasing Parties or which may later develop or be discovered, including all causes of action arising out of or in connection with any occurrence on or before the Release Effective Date.
(j)
Exceptions. This Agreement does not (i) prohibit or restrict the Consultant from communicating, providing relevant information to or otherwise cooperating with the Equal Employment Opportunity Commission (the “EEOC”) or any other governmental authority with responsibility for the administration of fair employment practices laws regarding a possible violation of such laws or responding to any inquiry from such authority, including an inquiry about the existence of this Agreement or its underlying facts, or (ii) preclude Consultant from benefiting from class wide injunctive relief awarded in any fair employment practices case brought by any governmental agency, provided such relief does not result in Consultant’s receipt of any monetary benefit or substantial equivalent thereof.
(k)
Section 409A. The parties intend that this Agreement shall be interpreted and administered so that any amount or benefit payable hereunder shall be paid or provided in a manner that is either exempt from or compliant with Section 409A of the Internal Revenue Code of 1986, as amended, and its corresponding Treasury Regulations and IRS guidance (“Section 409A”). Consultant’s right to receive any installment payments under this Agreement shall be treated as a right to receive a series of separate payments and, accordingly, each such installment payment shall at all times be considered a separate and distinct payment as permitted under Section 409A. None of the Company, its affiliates or their respective directors, officers, employees or advisors will be held liable for any taxes, interest or other amounts owed by Consultant as a result of the application of Section 409A.
(l)
General. EACH PARTY ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, SUCH PARTY HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

The parties have executed this Agreement as of the date set forth on this page below.

the company:

PROFRAC HOLDINGS II, LLC

By:/s/ Matthew D. Wilks

(Signature)

Name: Matthew D. Wilks

Title: Executive Chairman

CONSULTANT:

/s/ Coy Randle
Coy Randle

Date

Address:

Email:

Exhibit 10.1

EXHIBIT A

DESCRIPTION OF CONSULTING SERVICES

1.
Consultant shall provide general operational advice with respect to the Company and its direct and indirect operating subsidiaries.

EXHIBIT B

COMPENSATION

•
$200,000 annual fee
•
Use of a Company vehicle
•
Payment of health insurance premiums

136085048.1

EXHIBIT C

(see attached)

Confidentiality AND INVENTION ASSIGNMENT Agreement

This Confidentiality and Invention Assignment Agreement (this “Agreement”) is entered into between ProFrac Holdings II, LLC, a Texas limited liability company, for the benefit of itself and any of its parents, subsidiaries, affiliates, successors, assigns (collectively, the “Company”) and Coy Randle (the “Consultant”).

1. Definition of Confidential Information. As used in this Agreement, “Confidential Information” means confidential or proprietary information of or about the Company whether created before or after the execution of this Agreement, trade secrets (as defined by applicable law), and all information used in the Company’s business that gives the Company a competitive advantage and is not generally known or readily ascertainable by independent investigation or proper means. By way of example and not limitation, Confidential Information is understood to include: technical information, including inventions, computer programs and processes, and know-how related to the Company’s operations; financial information, including pricing structures and strategies; business information, including business plans, proposals, sales data, and acquisitions; incentive information; advertising and marketing information; customer and account information, including customer contacts, prospective customers, and specially negotiated terms with customers; manufacturer/supplier/vendor information; information about the Company’s future plans, including marketing strategies, target markets, promotions, and research and development; information regarding the Company’s personnel and employment policies and practices, including training programs and methodologies, consultant contact information, performance information, qualifications, and compensation data; and information regarding the Company’s contractors, including contact information, and agreements. Confidential Information shall also include all proprietary information contained in any manual or electronic document or file created by the Company and provided or made available to the Consultant. Confidential Information does not include the Consultant’s own compensation or benefits information. Confidential Information also does not include any information in the public domain, through no disclosure or wrongful act of the Consultant, to such an extent as to be readily available to competitors.

2.
Acknowledgments and Promises Concerning Confidential Information.

(a) Acknowledgments. The Consultant understands and acknowledges that the Company has made and will make substantial investments to develop its trade secrets, Confidential Information, goodwill, and third-party and personnel relations; that such trade secrets and Confidential Information are worthy of protection; and that the protections afforded in this Agreement are no broader than necessary to protect the Company’s trade secrets, Confidential Information, goodwill, and other legitimate business interests. The Consultant also acknowledges that his position with the Company creates a relationship of high trust and confidence, and that the Consultant’s services are and will be of extraordinary value to the Company. The Consultant further understands, acknowledges, and agrees that (i) the Company may have previously provided Confidential Information to him before the execution of this Agreement; (ii) as a result of its business, the Company continually develops new and additional Confidential Information that has not been previously disclosed to the Consultant; and (iii) the Consultant has no legal or contractual right to receive such new and additional Confidential Information outside of this Agreement.

(b) Promises of the Company. In exchange for the Consultant’s promises in this Agreement, the Company promises to provide the Consultant with access to previously undisclosed Confidential Information and specialized training related to the Consultant’s duties, responsibilities, and authorities for the Company. The Company also promises to provide the Consultant throughout his performance of services with access to new and additional Confidential Information that has not been previously disclosed as it is generated in the future.

(c) Promises of Consultant. The Consultant acknowledges that all Confidential Information is considered confidential and proprietary to the Company. In exchange for the Company’s promises in this Agreement, the Consultant promises at all times to hold in strictest confidence, and not to disclose, use, access, reproduce, copy, download, store, transmit, transfer, or distribute, any Confidential Information (including any Confidential Information of the Company disclosed before or after the execution of this Agreement) or specialized training methods except for the Company’s benefit or with the prior written consent of the Company’s Executive Chairman. Each of the forgoing actions in this Section 1(c) shall be considered a “Prohibited Act.” The Consultant further promises to promptly advise the Company if the Consultant learns of any unauthorized release or use of any Confidential Information, and further promises to take reasonable measures to prevent unauthorized persons or entities from having access to, obtaining, being furnished with, disclosing, or using any Confidential Information.

If, and only if, the controlling state law applicable to the Consultant requires a time limit to be placed on restrictions concerning the post-employment use of Confidential Information for the restriction to be enforceable, then the restrictions on Prohibited Acts that involve Confidential Information that is not a trade secret will expire three (3) years after the Consultant’s performance of services or other association with the Company ends. This time limit will not apply to (a) Confidential Information that qualifies as a trade secret, or (b) third party Confidential Information. The Company’s trade secrets will remain protected for as long as they qualify as trade secrets under applicable law. Items of third party Confidential Information will remain protected for as long as allowed under the laws and/or separate agreements that make them confidential. Notwithstanding the foregoing, the Consultant will make reasonable efforts to provide the Company with advance notice if the Consultant is required to share Confidential Information after such Consultant’s performance period with the Company.

(d) Use and Control of Other Proprietary Information and Items. All Confidential Information, and all files, records, documents, and similar items relating to the Company’s business, whether they are prepared by the Consultant or come into the Consultant’s possession in any other way and whether or not they contain or constitute trade secrets owned by the Company, are and shall remain the exclusive property of the Company and shall not be removed from the premises of the Company, or reproduced or distributed in any manner, under any circumstances whatsoever except as may be necessary to benefit the Company.

3.
Third-Party Information. The Consultant recognizes that the Company will receive from third parties their confidential or proprietary information subject its duty to maintain the confidentiality of such information and to use it only for certain limited purposes. The Consultant shall hold all such confidential or proprietary information in the strictest confidence.

4.
Inventions. To the fullest extent permitted by law, all discoveries, inventions, improvements, trade secrets (as defined by applicable law), know-how, negative know-how, works of authorship, or other intellectual property conceived, created, written, developed, or first reduced to practice by the Consultant before or after the execution of this Agreement, alone or jointly, in the performance of the Consultant’s services for the Company (“Inventions”) shall be the sole and exclusive property of the Company. The Consultant acknowledges that all original works of authorship protectable by copyright that are produced by the Consultant in the performance of services for the Company are “works made for hire” as defined in the United States Copyright Act (17 U.S.C. § 101). In addition, to the extent that any such works are not works made for hire under the United States Copyright Act, the Consultant hereby assigns without further consideration all right, title, and interest in such works to the Company. The Consultant shall promptly and fully disclose to the Company all Inventions, shall treat all Inventions as Confidential Information, and hereby assigns to the Company without further consideration all of the Consultant’s right, title, and interest in and to any and all Inventions, whether or not copyrightable or patentable. The Consultant shall execute all papers, including applications, invention assignments, and copyright assignments, and shall otherwise assist the Company as reasonably required to memorialize, confirm, and perfect in the Company the rights, title, and other interests granted to the Company under this Agreement. If, in the course of performance with the Company, the Consultant incorporates into a Company product, process, or machine, a prior invention owned by the Consultant or in which the Consultant has an interest, the Company is hereby granted and shall have a non-exclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use, and sell such prior invention as part of or in connection with such product, process, or machine.

[Signature Page Follows]

the company:

PROFRAC HOLDINGS II, LLC

By:

(Signature)

Name: Matthew D. Wilks

Title: Executive Chairman

CONSULTANT:

Coy Randle

Date

Address:

Email:

EXHIBIT D

(see attached)

GENERAL RELEASE OF CLAIMS

1. Release. In consideration for the substantial benefits being provided to the Consultant in connection with his termination of employment under the Consulting Agreement, attached hereto and incorporated herein by reference (the “Agreement”), the Consultant, for himself, his agents, legal representatives, assigns, heirs, distributees, devisees, legatees, administrators, personal representatives and executors (collectively with the Consultant, the “Releasing Parties”), hereby releases and discharges, to the extent permitted by law, the Company and its present and past subsidiaries and affiliates, its controlling shareholders, its and their respective successors and assigns, and the present and past directors or shareholders, officers, agents and representatives of each of the foregoing (collectively, the “Company Releasees”), from any and all claims, demands, actions, liabilities and other claims for relief and remuneration whatsoever, whether known or unknown, from the beginning of the world to the date the Consultant signs this Agreement, but otherwise including, without limitation, any claims arising out of or relating to the Consultant’s employment with and termination of employment from the Company, for wrongful or constructive discharge, for breach of contract, for discrimination or retaliation under any federal, state or local fair employment practices law, including, Title VII of the Civil Rights Act of 1964 (as amended by the Civil Rights Act of 1991), the Family and Medical Leave Act, the Americans with Disabilities Act, the Older Workers Benefit Protection Act of 1990, and the Age Discrimination in Employment Act. The released, waived, and discharged claims also include, but are not limited to, all individual, class and/or representative claims of any kind arising under the Texas Labor Code including the Texas Payday Act, the Texas Anti-Retaliation Act, Chapter 21 of the Texas Labor Code, the Texas Whistleblower Act;, for defamation or other torts, for wages, bonuses, incentive compensation, unvested equity, vacation pay or any other compensation or benefit, any claims under any tort or contract (express or implied) theory, any claims attributable to any equity ownership or rights to equity-based awards or compensation (including but not limited to any equity appreciation awards, rights, or options) allocated or otherwise attributed to or held by the Releasing Parties prior to the date the Consultant signs this Agreement, claims to attorneys’ fees or costs, and any of the claims, matters and issues which could have been asserted by the Releasing Parties against the Company Releasees in any legal, administrative or other proceeding in any jurisdiction. Notwithstanding the foregoing, nothing in this release is intended to release or waive the Consultant’s right to COBRA, unemployment insurance benefits, any other vested retirement benefits subject to federal law or the right to seek enforcement of this Agreement.

2. ADEA Release. This paragraph is intended to comply with the Older Workers Benefit Protection Act of 1990 (“OWBPA”) with regard to the Consultant’s waiver of rights under the Age Discrimination in Employment Act of 1967 (“ADEA”). By signing and returning this Agreement, the Consultant acknowledges that he:

(a) has carefully read and fully understands the terms of this General Release of Claims;

(b) is entering into this General Release of Claims voluntarily and knowing that he is releasing claims that he has or may have against the Company Releasees;

(a)
is specifically waiving rights and claims under ADEA;

(b)
understands that the waiver of rights under ADEA does not extend to any rights or claims arising after the date this General Release of Claims is signed by the Consultant; and
(c)
is expressly advised to consult with an attorney before signing this General Release of Claims. The Consultant acknowledges that he has been advised to consult with an attorney before signing this General Release of Claims.
1.
ADEA Revocation. Consultant acknowledges that he has been given the opportunity to consider this General Release of Claims for twenty-one (21) days before signing it. For a period of seven (7) days from the date Consultant signs this General Release of Claims, Consultant has the right to revoke this General Release of Claims by written notice pursuant to Section 12 of the Agreement. As set forth therein, the Agreement shall not become effective or enforceable until the expiration of the revocation period.

[Signature Page Follows]

PLEASE CAREFULLY REVIEW AND SIGN THIS DOCUMENT

I, Coy Randle, acknowledge that I was informed and understand that I have 21 days within which to consider this General Release of Claims, have been advised of my right to consult with an attorney regarding such General Release of Claims and have considered carefully every provision of this General Release of Claims, and that after having engaged in those actions, I enter into the General Release of Claims (and the corresponding Consulting Agreement) as of the date below, which may be prior to the expiration of the 21-day period.

the company:

PROFRAC HOLDINGS II, LLC

By:

(Signature)

Name: Matthew D. Wilks

Title: Executive Chairman

CONSULTANT:

Coy Randle

Date

Address:

Email: